Exhibit 99.1

American Life Holding Co., Inc.

2700 W Cypress Creek Rd

Suite A104

Fort Lauderdale, FL 33309

LETTER OF INTENT

May 27, 2010

Trans Global Group, Inc.

2700 W Cypress Creek Rd

Suite A104

Fort Lauderdale, FL 33309

Dear Gentlemen:

The purpose of this letter of intent (“LOI”) is to set forth certain understandings and certain binding agreements between Trans Global Group, Inc. (“TGGI”), a publicly traded company incorporated under the laws of the State of Nevada, its wholly owned subsidiary  Kazore Holdings, Inc., ("KAZORE") and American Life Holding Co., Inc. (“ALFE”) a company incorporated under the laws of the State of Florida, with respect to the transactions described below.

1. PURCHASE.  On the terms, and subject to the conditions, of one or more definitive agreements to be entered into between TGGI and ALFE (the “Transaction Documents”) this Letter sets forth the general framework under which, at the closing of the transactions contemplated by the Transaction Documents (the “Closing”):

A TGGI will transfer to ALFE all of TGGI’s right, title and interest in 100% of the shares of common stock of KAZORE (“Kazore Shares”) owned by TGGI in exchange for shares of common stock of ALFE (“ALFE Shares”) in accordance with the terms and conditions of the Transaction Documents;

B. The amount of ALFE shares to be issued by ALFE in exchange for the Kazore Shares will be determined and based on the closing bid price of the ALFE Shares and the value of the Kazore Shares  on the day the audited financial statements of KAZORE are delivered to ALFE.

2. OTHER PROVISIONS.  The Transaction Documents will contain customary representations, warranties, covenants, and other agreements, of each of the parties and the Closing will be subject to usual conditions, including:

A. Receipt of all necessary consents or approvals of TGGI, Kazore and ALFE, and third parties, including receipt of all necessary corporate approvals from the Board of Directors and shareholders, if required, by August 1, 2010;

B. Delivery of legal opinions, closing certificates, and other customary certificates and other documentation;

C. The absence of material changes or events (exclusive of a competing offer) that would make proceeding with execution and approval of the transactions contemplated by the Transaction Documents illegal, invalid, or contrary to the fiduciary duties of the board of directors of either TGGI or ALFE or both;

D. The completion of due diligence to the satisfaction of each party;

E.  Satisfactory due diligence;

F. The delivery to ALFE of audited financial statements of KAZORE;

G. Closing of the transactions contemplated by the Transaction Documents occurs on or before August 1, 2010; and

H. Subject to Nevada Revised Statutes Section 78.288, within sixty (60) days following the closing of the transactions contemplated by the Transaction Documents ALFE shall use its best efforts to file a registration statement with the Securities and Exchange Commission to register the ALFE Shares for distribution by TGGI to the shareholders of TGGI.

3. COSTS. TGGI and ALFE shall each be solely responsible for and shall bear all of their respective expenses, including, without limitation, legal, accounting, and other advice, incurred in connection with the Transaction Documents and the transactions contemplated thereby.  In the event that that the Transaction Documents are not executed or, once executed, a Closing of the transactions contemplated by the Transaction Documents does not take place other than by reason of ALFE refusing to proceed, then TGGI shall be obligated to reimburse ALFE for its transaction costs, including legal fees and expenses, up to a maximum of five thousand dollars ($5,000.00).

4. PUBLIC DISCLOSURE. Neither TGGI nor ALFE shall make any public disclosure of the execution of this Letter of Intent or the transactions contemplated hereby or by the Transaction Documents, without the prior written consent of the other party, or, in the opinion of counsel to a party, as required by law.  To the extent that public disclosure of the transactions contemplated by this Letter of Intent is not made as aforesaid, neither party shall disclose the existence of this Letter of Intent or the transactions contemplated hereby to any third party except following the execution of an appropriate confidentiality agreement protecting the confidential nature of such information.

5. CONFIDENTIALITY.  Each of the parties hereby agrees that (except as may be required by law) it will not disclose or use and it will cause its officers, directors, employees, representatives, agents, and advisors not to disclose or use, any Confidential Information (as hereinafter defined) of the other party at any time or in any manner and will not use such information other than in connection with its evaluation of the transactions contemplated by this Letter of Intent.  For the purpose of this paragraph, “Confidential Information” means any information provided by or on behalf of a party to this Letter of Intent to the other party or any of its representatives and identified as confidential by the party providing such information, or information which would logically be considered proprietary or confidential by the disclosing party under the circumstances under which the information is disclosed.  Notwithstanding the foregoing, (i) Confidential Information may be disclosed by a  party to its officers, directors, employees, representatives, agents, and advisors who need to know such information for the purpose of evaluating the transactions contemplated by this Letter of Intent, and provided they agree to be bound by the terms of this confidentiality clause, (ii) Confidential Information may be disclosed by the receiving party to the extent the disclosing party consents in writing to such disclosure, and (iii) Confidential Information may be disclosed if required by subpoena provided that prior to disclosure pursuant to said subpoena, the party responding to the subpoena provides the other party notice of its intent to disclose such information reasonably in advance of disclosure to permit the other party to obtain a protective order.  If the transactions contemplated by this Letter of Intent are not consummated, each party shall return Confidential Information to the disclosing party.  The provisions of this paragraph shall survive the termination of this LOI.

6. CHOICE OF LAW. This Agreement shall be governed by and construed under the laws of the State of Florida.

7. EXPENSES. The prevailing party in any dispute arising out of this LOI shall be entitled to reasonable attorneys’ fees and costs.

8. BINDING PROVISIONS; TERMINATION.  This Letter of Intent sets forth our mutual understandings of the transactions to be described in the Transaction Documents; however, the obligation of the parties to consummate any such transactions is subject to the negotiation and execution of the Transaction Documents, and this Letter of Intent shall create no obligation on the parties to consummate the transactions to be described in the Transaction Documents.  Notwithstanding the foregoing, the parties agree that the provisions of paragraphs three through eight, inclusive, of this Letter of Intent shall be binding upon the parties and their respective successors and assigns. Except for paragraphs three through eight this letter will automatically terminate and be of no further force and effect upon the earliest of (a) execution of Transaction Documents between TGGI and ALFE, (b) mutual agreement of TTGI and ALFE to terminate this letter agreement, and (c) August 1, 2010.

Notwithstanding anything in the previous sentence, the termination of this letter agreement shall not affect any rights a party has with respect to the breach of this letter agreement by another party prior to such termination

9. POTENTIAL CONFLICT OF INTEREST. The parties hereto recognize that Manual Losada is an officer, director and principal shareholder of ALFE and a director of TGGI, and that Randy Schneider is founder, Chief Executive Officer, President and director of KAZORE, director of TGGI and is or will be appointed immediately following the execution of this letter as a director of ALFE.

Upon execution of this Letter of Intent by the parties hereto, this Letter of Intent shall constitute a binding obligation between us to the extent set forth herein.

AMERICAN LIFE HOLDING COMPANY, INC.

By: /s/ Manuel Losada

Name: Manuel Losada

Title:   President/CEO

Date: May 27, 2010

AGREED TO AND ACCEPTED:

TRANS GLOBAL GROUP, INC.

By: /s/ Ian Provan

Name: Ian Provan

Title:   President

Date: May 27, 2010

KAZORE HOLDINGS, INC.

By: /s/ Randy Schneider

Name: Randy Schneider

Title:   President

Date: May 27, 2010